Exhibit 4.4

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 3, 2009, among FREEDOM GROUP, INC., a Delaware corporation (the “Company”), the subsidiary guarantors listed on the signature pages hereto (the “Guarantors”) and WILMINGTON TRUST FSB, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of July 29, 2009;

WHEREAS the Company initially issued $200,000,000 aggregate principal amount of 10 1/4% Senior Secured Notes due 2015 (the “Existing Securities”) under the Indenture on July 29, 2009;

WHEREAS Section 2.01 of the Indenture provides that the Company, when authorized by a resolution of the Board of Directors of the Company, may issue Additional Securities under the Indenture subject to certain conditions set forth in Section 2.01 of the Indenture;

WHEREAS the Company wishes to issue an additional $75,000,000 aggregate principal amount of its 10 1/4% Senior Secured Notes due 2015 as Additional Securities under the Indenture (the “New Securities”);

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee covenant and agree as follows:

1.             Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.             Amount of New Securities.  The aggregate principal amount of New Securities to be authenticated and delivered under this Supplemental Indenture on or about November 3, 2009 is $75,000,000.

3.             Terms of New Securities.  The New Securities to be issued as Additional Securities under the Indenture and pursuant to this Supplemental Indenture will:

(a)           be issued as part of the existing series of Existing Securities previously issued under the Indenture and the New Securities and the Existing

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Securities shall be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase;

(b)           be issued on November 3, 2009 at a purchase price of 106.25% of the principal amount and will accrue interest from July 29, 2009; and

(c)           be issuable in whole in the form of one or more Global Securities to be held by the Depository and in the form, including appropriate legends, provided in Exhibit A to the Indenture (except that the New Securities shall bear a different CUSIP number and ISIN than those set forth in Exhibit A to the Indenture.

4.             Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5.             Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.             Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

FREEDOM GROUP, INC.

By:	/s/ Stephen P. Jackson, Jr.
	Name:	Stephen P. Jackson, Jr.
	Title:	CFO

GUARANTORS:

REMINGTON ARMS COMPANY, INC.

By:	/s/ Stephen P. Jackson, Jr.
	Name:	Stephen P. Jackson, Jr.
	Title:	CFO

RA BRANDS, L.L.C.

By:	/s/ Stephen P. Jackson, Jr.
	Name:	Stephen P. Jackson, Jr.
	Title:	Vice President

THE MARLIN FIREARMS COMPANY

By:	/s/ Stephen P. Jackson, Jr.
	Name:	Stephen P. Jackson, Jr.
	Title:	Vice President

H&R 1871, LLC

By:	/s/ Julie Sears
	Name:	Julie Sears
	Title:	Assistant Secretary

Supplemental Indenture Signature Page

BUSHMASTER FIREARMS INTERNATIONAL, LLC

By:	/s/ John A. DeSantis
	Name:	John A. DeSantis
	Title:	President & GM

DPMS FIREARMS, LLC

By:	/s/ Randy Luth
	Name:	Randy Luth
	Title:	President

E-RPC, LLC

By:	/s/ Stephen P. Jackson, Jr.
	Name:	Stephen P. Jackson, Jr.
	Title:	CFO

Supplemental Indenture Signature Page

WILMINGTON TRUST FSB, as Trustee

By:	/s/ Joseph P O’Donnell
	Name:	Joseph P O’Donnell
	Title:	Vice President

Supplemental Indenture Signature Page